FORTIETH AMENDMENT TO THE
EA SERIES TRUST CUSTODY AGREEMENT

    This Fortieth Amendment effective as of the last date in the signature block (the “Effective Date”) to the Custody Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between EA Series Trust (f/k/a Alpha Architect ETF Trust), a Delaware statutory trust (the “Trust”) and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

    WHEREAS, the parties have entered into the Agreement;

WHEREAS, the parties desire to amend the Agreement to add the following funds to Exhibit B:
•Coastal Compass 100 ETF
•Stance Sustainable Beta ETF
•Sparkline Emerging Markets Intangible Value ETF
•Sparkline US Small Cap Intangible Value ETF
•Intelligent Omaha ETF
•Intelligent Equal Select ETF
•Intelligent Tech Focus ETF
•Intelligent Small Cap Select ETF
•Alpha Architect International Anti-Dividend ETF
•Alpha Architect 1-3 Year Box ETF
•Alpha Architect Intermediate-Term Treasury Bond ETF
•Alpha Architect Long-Term Treasury Bond ETF
•Alpha Architect Aggregate Bond ETF
•Alpha Architect Inflation-Protected Securities ETF
•Alpha Architect Real Estate ETF
•Alpha Architect US Anti-Dividend ETF
•SHEP Tactical 500 ETF
•SHEP Tactical Opportunities 1000 ETF
•SHEP Noah’s Ark ETF
•MRBL Enhanced Equity ETF

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree to amend the Agreement as follows:

•As of the Effective Date, Exhibit B is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

EA SERIES TRUST	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Sean Hegarty	By: /s/ Gregory Farley
Name: Sean Hegarty	Name: Gregory Farley
Title: Treasurer	Title: Sr. Vice President
Date: 10/7/2024	Date: 10/22/2024

Exhibit B to the
EA Series Trust Custody Agreement
Separate Series of EA Series Trust

Name of Series
Alpha Architect U.S. Quantitative Value ETF
Alpha Architect International Quantitative Value ETF
Alpha Architect U.S. Quantitative Momentum ETF
Alpha Architect International Quantitative Momentum ETF
Alpha Architect Value Momentum Trend ETF
Freedom 100 Emerging Markets ETF
Gadsden Dynamic Multi-Asset ETF
Freedom Day Dividend ETF
Sparkline Intangible Value ETF
Discipline Fund ETF
Guru Favorite Stocks ETF
Relative Sentiment Tactical Allocation ETF
Argent Mid Cap ETF
AOT Growth and Innovation ETF
Strive U.S. Energy ETF
EA Bridgeway Blue Chip ETF
Strive 500 ETF
Burney U.S. Factor Rotation ETF
Altrius Global Dividend ETF
Strive U.S. Semiconductor ETF
Strive Emerging Markets Ex-China ETF
Alpha Architect High Inflation and Deflation ETF
Alpha Architect Tail Risk ETF
Alpha Architect 1-3 Month Box ETF
Strive 1000 Growth ETF
Strive 1000 Value ETF
Strive Small-Cap ETF
Strive 1000 Dividend Growth ETF
Strive Natural Resources and Security ETF
EA Bridgeway Omni Small-Cap Value ETF
Strive International Developed Markets ETF
MKAM ETF
Morgan Dempsey Large Cap Value ETF
Bridges Capital Tactical ETF
Euclidean Fundamental Value ETF
Strive Enhanced Income Short Maturity ETF
Strive Total Return Bond ETF
Astoria US Equal Weight Quality Kings ETF
Bushido Capital US Equity ETF
WHITEWOLF Commercial Real Estate Finance Income ETF
WHITEWOLF Publicly Listed Private Equity ETF
MarketDesk Focuses U.S. Dividend ETF
TBG Dividend Focus ETF
ARK 21Shares Active Bitcoin Futures Strategy ETF

ARK 21Shares Active Ethereum Futures Strategy ETF
ARK 21Shares Active Bitcoin Ethereum Strategy ETF
ARK 21Shares Blockchain and Digital Economy Innovation ETF
ARK 21Shares Active On-Chain Bitcoin Strategy ETF
CCM Global Equity ETF
Honeytree U.S. Equity ETF
Alpha Blue Capital US Small-Mid Cap Dynamic ETF
Keating Active ETF
Strive Mid-Cap ETF
Draco Evolution AI ETF
StockSnips AI-Powered Sentiment US All Cap ETF
Intelligent Livermore ETF
Research Affiliates Deletions ETF
Sparkline International Intangible Value ETF
Astoria International Quality Growth Kings ETF
Astoria US Quality Growth Kings ETF
Coastal Compass 100 ETF
Stance Sustainable Beta ETF
Sparkline Emerging Markets Intangible Value ETF
Sparkline US Small Cap Intangible Value ETF
Intelligent Omaha ETF
Intelligent Equal Select ETF
Intelligent Tech Focus ETF
Intelligent Small Cap Select ETF
Alpha Architect International Anti-Dividend ETF
Alpha Architect 1-3 Year Box ETF
Alpha Architect Intermediate-Term Treasury Bond ETF
Alpha Architect Long-Term Treasury Bond ETF
Alpha Architect Aggregate Bond ETF
Alpha Architect Inflation-Protected Securities ETF
Alpha Architect Real Estate ETF
Alpha Architect US Anti-Dividend ETF
SHEP Tactical 500 ETF
SHEP Tactical Opportunities 1000 ETF
SHEP Noah’s Ark ETF
MRBL Enhanced Equity ETF